                                                                     Exhibit 5.1
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                               PALMER & DODGE LLP
                                ONE BEACON STREET
                              BOSTON, MA 02108-3190

                                January 9, 1997

ArQule, Inc.
300 Boston Avenue
Medford, Massachusetts 02155

     Re:  1996 Employee Stock Purchase Plan
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Ladies and Gentlemen:

     We are rendering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by ArQule, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on or about the date hereof. The Registration Statement relates to 120,000 shares (the "Shares") of the Company's Common Stock, $0.01 par value, offered pursuant to the provisions of the Company's 1996 Employee Stock Purchase Plan (the "Plan").

     We have examined the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated By-laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the shares of its Common Stock covered by the Registration Statement to be issued under the Plan, as described in the Registration Statement, and such shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as a part of the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Palmer & Dodge LLP

                                                     PALMER & DODGE LLP

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